UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — October 12, 2005 (October 10, 2005)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

     (416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐  Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐  Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 10, 2005, the registrant’s Board of Directors voted to appoint Thomas E. Weigman as a new director to the Board of Directors. Mr. Weigman has joined the registrant’s Board as an independent director, and will serve as a member of the Nominating and Corporate Governance Committee and the Human Resources & Compensation Committee, until the next election of directors at the registrant’s 2006 annual meeting of stockholders. There is no arrangement or understanding between Mr. Weigman and any other person pursuant to which Mr. Weigman was appointed as a director of the registrant.

On October 12, 2005, the registrant issued a press release announcing the appointment of Mr. Weigman as a new director. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The filing exhibit is filed herewith:

99.1	Press release dated as of October 12, 2005, relating to the announcement of the appointment of Thomas Weigman as a new director.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 12, 2005	MDC Partners Inc.

By:
/s/ Mitchell Gendel
Mitchell Gendel
General Counsel & Corporate Secretary